EX-28(g)(1)(a)

Lincoln Financial Group 150 N. Radnor-Chester Road Radnor, Pennsylvania 19087

December 29, 2020

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02111

Attention: Senior Vice President and Senior Managing Counsel

Re: Lincoln Variable Insurance Products Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established new series of shares to be known as LVIP SSGA NASDAQ-100 Index Fund which is expected to become effective on or about February 22, 2021. The undersigned Trust has established new series of shares to be known as LVIP Delaware Diversified Income Fund, LVIP Delaware High Yield Fund, LVIP Delaware Limited-Term Diversified Income Fund, LVIP Delaware REIT Fund, LVIP Delaware SMID Cap Core Fund, LVIP Delaware US Growth Fund, and LVIP Delaware Value Fund (each, a “Fund” and collectively, the “Funds”) which are expected to become effective on or about May 1, 2020.

In accordance with Section 20.6.1, the Additional Funds provision, of the Mutual Fund Custody & Services Agreement dated as of June 19, 2018, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Custodian for the new Funds under the terms of the Agreement and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

By:	/s/ William P. Flory, Jr.
Name:	William P. Flory, Jr.
Title:	Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Nancy M. Stokes
Name:	Nancy M. Stokes
Title:	Senior Vice President , Duly Authorized

Effective Date:	February 22, 2021 with respect to the LVIP SSGA NASDAQ-100 Index Fund and May 1, 2021 with respect to LVIP Delaware Diversified Income Fund, LVIP Delaware High Yield Fund, LVIP Delaware Limited-Term Diversified Income Fund, LVIP Delaware REIT Fund, LVIP Delaware SMID Cap Core Fund, LVIP Delaware US Growth Fund, and LVIP Delaware Value Fund

Exhibit A

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

(Updated as of February 22, 2021 and May 1, 2021)

Fund of Funds are identified by a double asterisk**

Lincoln Variable Insurance Products Trust
Lincoln iShares® Fixed Income Allocation Fund**
Lincoln iShares® Global Growth Allocation Fund**
Lincoln iShares® U.S Moderate Allocation Fund**
LVIP American Balanced Allocation Fund**
LVIP American Century Select Mid Cap Managed Volatility Fund**
LVIP American Global Balanced Allocation Managed Risk Fund**
LVIP American Global Growth Allocation Managed Risk Fund**
LVIP American Global Growth Fund**
LVIP American Global Small Capitalization Fund**
LVIP American Growth Allocation Fund**
LVIP American Growth Fund**
LVIP American Growth-Income Fund**
LVIP American Income Allocation Fund**
LVIP American International Fund**
LVIP American Preservation Fund**
LVIP Baron Growth Opportunities Fund
LVIP BlackRock Advantage Allocation Fund (f/k/a LVIP BlackRock Scientific Allocation Fund)
LVIP BlackRock Dividend Value Managed Volatility Fund
LVIP BlackRock Global Allocation Fund
LVIP BlackRock Global Allocation Fund Cayman Ltd.
LVIP BlackRock Global Allocation Managed Risk Fund (f/k/a LVIP BlackRock Global
Allocation V.I. Managed Risk Fund)**
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund**
LVIP BlackRock Global Real Estate Fund (f/k/a LVIP Clarion Global Real Estate Fund)
LVIP BlackRock Inflation Protected Bond Fund
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund**
LVIP Blended Large Cap Growth Managed Volatility Fund
LVIP Blended Mid Cap Managed Volatility Fund
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund (f/k/a LVIP Blended Core
Equity Managed Volatility Fund)
LVIP Delaware Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP Delaware Diversified Income Fund
LVIP Delaware High Yield Fund
LVIP Delaware Limited-Term Diversified Income Fund
LVIP Delaware Mid Cap Value Fund (f/k/a LVIP Delaware Special Opportunities Fund)
LVIP Delaware REIT Fund
LVIP Delaware SMID Cap Core Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware US Growth Fund
LVIP Delaware Value Fund
LVIP Delaware Wealth Builder Fund

LVIP Dimensional International Core Equity Fund
LVIP Dimensional International Equity Managed Volatility Fund**
LVIP Dimensional U.S. Core Equity 1 Fund
LVIP Dimensional U.S. Core Equity 2 Fund
LVIP Dimensional U.S. Equity Managed Volatility Fund**
LVIP Dimensional/Vanguard Total Bond Fund**
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund**
LVIP Franklin Templeton Global Equity Managed Volatility Fund
LVIP Franklin Templeton Multi-Asset Opportunities Fund
LVIP Global Aggressive Growth Allocation Managed Risk Fund
LVIP Global Conservative Allocation Managed Risk Fund**
LVIP Global Growth Allocation Managed Risk Fund**
LVIP Global Income Fund
LVIP Global Moderate Allocation Managed Risk Fund**
LVIP Government Money Market Fund
LVIP Invesco Select Equity Income Managed Volatility Fund (f/k/a LVIP Invesco Select Equity
Managed Volatility Fund)
LVIP JPMorgan High Yield Fund
LVIP JPMorgan Retirement Income Fund
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund
LVIP Loomis Sayles Global Growth Fund
LVIP MFS International Equity Managed Volatility Fund**
LVIP MFS International Growth Fund
LVIP MFS Value Fund
LVIP Mondrian International Fund
LVIP Multi-Manager Global Equity Managed Volatility Fund**
LVIP PIMCO Low Duration Bond Fund
LVIP SSGA Bond Index Fund
LVIP SSGA Conservative Index Allocation Fund**
LVIP SSGA Conservative Structured Allocation Fund**
LVIP SSGA Developed International 150 Fund
LVIP SSGA Emerging Markets 100 Fund
LVIP SSGA Global Tactical Allocation Managed Volatility Fund**
LVIP SSGA Emerging Markets Equity Index Fund
LVIP SSGA International Index Fund
LVIP SSGA International Managed Volatility Fund**
LVIP SSGA Large Cap 100 Fund
LVIP SSGA Large Cap Managed Volatility Fund**
LVIP SSGA Mid-Cap Index Fund
LVIP SSGA Moderate Index Allocation Fund**
LVIP SSGA Moderate Structured Allocation Fund**
LVIP SSGA Moderately Aggressive Index Allocation Fund**
LVIP SSGA Moderately Aggressive Structured Allocation Fund**
LVIP SSGA NASDAQ-100 Index Fund
LVIP SSGA S&P 500 Index Fund
LVIP SSGA Short-Term Bond Index Fund
LVIP SSGA Small-Cap Index Fund
LVIP SSGA Small-Mid Cap 200 Fund
LVIP SSGA SMID Cap Managed Volatility Fund**
LVIP T. Rowe Price 2010 Fund**
LVIP T. Rowe Price 2020 Fund**
LVIP T. Rowe Price 2030 Fund**
LVIP T. Rowe Price 2040 Fund**

LVIP T. Rowe Price 2050 Fund**
LVIP T. Rowe Price 2060 Fund**
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund
LVIP U.S. Growth Allocation Managed Risk Fund**
LVIP Vanguard Domestic Equity ETF Fund**
LVIP Vanguard International Equity ETF Fund**
LVIP Wellington Capital Growth Fund
LVIP Wellington Mid-Cap Value Fund
LVIP Western Asset Core Bond Fund